Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT AMENDMENT

    THIS EMPLOYMENT AGREEMENT AMENDMENT (“AMENDMENT”), is made and entered into by and between Sharps Compliance Corp., having its principal office at 9220 Kirby Drive, Suite 500, Houston, TX 77054 (hereinafter referred to as the “Company”), and David P. Tusa, the Company’s President & Chief Executive Officer since September 30, 2010 (hereinafter referred to as the “Executive”).

WITNESSETH

For and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Executive’s original executed employment agreement, dated July 14, 2003 and amended on, (i) October 1, 2004 (effective June 21, 2004), (ii) August 19, 2005, (iii) June 14, 2010, (iv) December 2, 2011 (effective November 17, 2011), (v) March 6, 2012 (effective March 1, 2012), and September 10, 2015 herein defined as the “Agreement”, as follows:

The Base Salary referred to in Article 1.3.1 (as amended) of $13,461.54 per pay period (twenty-six pay periods per year) is hereby changed to $15,384.62.

Notwithstanding anything to the contrary, the cash portion of the severance payment referred to in section 2.2 shall be fixed at $525,000 which is applicable in the event of termination without cause, including agreement non-renewal, or termination following a change in control. All provisions of section 2.2 remain intact and are not affected by this change in cash severance.

The executive benefits referred to in section 1.3.4 include payment, by the Company, of Executive’s participation in the Company’s comprehensive employee group health and related benefits program offered to all full-time employees (“Benefits Program”). This is accomplished by increasing the Executive’s salary by the corresponding amount of the employee portion of the Benefits Program applicable to the Executive.

IN WITNESSETH WHEREOF, the parties have executed this Agreement the day and year first written below with the amended provisions noted above being effective April 8, 2021.

EXECUTIVE:
By: /s/ David P. Tusa
David P. Tusa
Date: April 8, 2021

COMPANY:
By: /s/ Diana P. Diaz
Diana Diaz
Title: Chief Financial Officer
Date: April 8, 2021